Albertsons Companies, Inc. Reports Second Quarter Fiscal 2023 Results

Boise, ID - October 17, 2023

Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the second quarter of fiscal 2023, which ended September 9, 2023.

Second Quarter of Fiscal 2023 Highlights

•Identical sales increased 2.9%
•Digital sales increased 19%
•Loyalty members increased 17% to 37.4 million
•Net income of $267 million, or $0.46 per share
•Adjusted net income of $368 million, or $0.63 per share
•Adjusted EBITDA of $977 million

Vivek Sankaran, CEO commented, "During the second quarter, we continued to execute against our Customers for Life transformation strategy and drive solid operating results, despite increasing macro-economic headwinds. We want to thank all our teams for their commitment to our customers and communities."

Mr. Sankaran continued, "As we look ahead to the balance of the year, our focus remains the same – advancing operational excellence in our stores, driving growth in our digital and pharmacy operations, and deepening our relationships with our customers."

Mr. Sankaran concluded, "We are also mindful of a more challenging economic backdrop, including declining federal and state government assistance and higher interest rates, and their effects on consumer spending and our business. We also expect slowing food inflation, ongoing labor investment, broad inflationary cost increases and significant declines in COVID-19 vaccination and test kit revenue. We continue to partially offset these headwinds with the benefits of our productivity initiatives."

Second Quarter of Fiscal 2023 Results

Net sales and other revenue was $18.3 billion during the 12 weeks ended September 9, 2023 ("second quarter of fiscal 2023") compared to $17.9 billion during the 12 weeks ended September 10, 2022 ("second quarter of fiscal 2022"). The increase was driven by the Company's 2.9% increase in identical sales, with strong growth in pharmacy sales, a 19% increase in digital sales, and retail price inflation across most categories being the primary contributors to the identical sales increase. The increase in Net sales and other revenue was partially offset by lower fuel sales.

Gross margin rate decreased to 27.6% during the second quarter of fiscal 2023 compared to 27.9% during the second quarter of fiscal 2022. Excluding the impact of fuel and LIFO expense, gross margin rate decreased 37 basis points compared to the second quarter of fiscal 2022. The strong growth in pharmacy operations, which carries an overall lower gross margin rate, and increases in shrink were the primary drivers of the decrease, partially offset by our procurement and sourcing productivity initiatives. The rate decrease related to pharmacy operations was primarily due to growth in pharmacy sales and fewer COVID-19 vaccines in the second quarter of fiscal 2023. In addition, the benefits from our productivity initiatives allowed us to continue to provide incremental price investments to our customers during the second quarter of fiscal 2023.

Selling and administrative expenses increased to 25.1% of Net sales and other revenue during the second quarter of fiscal 2023 compared to 25.0% during the second quarter of fiscal 2022. Excluding the impact of fuel, Selling and administrative expenses as a percentage of Net sales and other revenue decreased eight basis points. The decrease in Selling and administrative expenses as a percentage of Net sales and other revenue was primarily attributable to lower employee costs, which includes the benefit of ongoing productivity initiatives, partially offset by Merger-related costs, an increase in operating expenses related to the expansion of our digital and omnichannel capabilities, increased store occupancy costs and additional third-party store security services.

Net gain on property dispositions and impairment losses was $8.4 million during the second quarter of fiscal 2023 compared to $14.0 million during the second quarter of fiscal 2022.

Interest expense, net was $111.9 million during the second quarter of fiscal 2023 compared to $89.8 million during the second quarter of fiscal 2022. The increase in interest expense, net was primarily attributable to higher average outstanding borrowings and higher average interest rates, as well as lower interest income.

Other expense, net was $8.1 million during the second quarter of fiscal 2023 compared to other income, net of $18.9 million during the second quarter of fiscal 2022.

Income tax expense was $67.5 million, representing a 20.2% effective tax rate, during the second quarter of fiscal 2023 compared to $117.4 million, representing a 25.5% effective tax rate, during the second quarter of fiscal 2022. The favorability in the effective income tax rate in the second quarter of fiscal 2023 was driven by the recognition of discrete state income tax benefits related to audit settlements and favorable legislation during the second quarter of fiscal 2023.

Net income was $266.9 million, or $0.46 per share, during the second quarter of fiscal 2023. Net income was $342.7 million, or $0.59 per share, during the second quarter of fiscal 2022.

Adjusted net income was $367.7 million, or $0.63 per share, during the second quarter of fiscal 2023 compared to $418.3 million, or $0.72 per share, during the second quarter of fiscal 2022.

Adjusted EBITDA was $976.9 million, or 5.3% of Net sales and other revenue, during the second quarter of fiscal 2023 compared to $1,048.5 million, or 5.9% of Net sales and other revenue, during the second quarter of fiscal 2022. The decrease in Adjusted EBITDA in the second quarter of fiscal 2023 was primarily due to a decrease in gross margin contribution from our fuel business and fewer COVID-19 vaccinations. We expect a continued decline in demand for COVID-19 vaccinations and at-home test kits, resulting in an approximate $75 million headwind to Adjusted EBITDA for the remaining two quarters of fiscal 2023.

Capital Expenditures

During the first 28 weeks of fiscal 2023, capital expenditures were $1,084.3 million, which primarily included the completion of 80 remodels, the opening of three new stores and continued investment in our digital and technology platforms.

Merger Agreement

On October 13, 2022, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Kroger Company ("Kroger") and Kettle Merger Sub, Inc. Under the terms of the Merger Agreement, Kroger (through Kettle Merger Sub, Inc.) will acquire all of the outstanding shares of the Company's common stock for total consideration of $34.10 per share, reduced by the special cash dividend of $6.85 per share paid on January 20, 2023 (the "Merger"). Details regarding the Merger Agreement and the transactions contemplated by the Merger

Agreement can be found in the Form 8-K filed on October 14, 2022 and the joint press release issued by the Company and Kroger on October 14, 2022.

In connection with the Merger, on September 8, 2023, the Company and Kroger announced that the parties had entered into a definitive agreement, dated September 8, 2023, with C&S Wholesale Grocers, LLC ("C&S") for the sale of select stores, banners, distribution centers, offices and private label brands. Also on September 8, 2023, Kroger notified the Company that, in accordance with the Merger Agreement, Kroger intends to sell the SpinCo Business (as defined in the Merger Agreement) to C&S. As a result, the spin-off previously contemplated by the Company and Kroger is no longer a requirement under the Merger Agreement and will no longer be pursued by the Company and Kroger. Details regarding the definitive agreement with C&S can be found in the Form 8-K filed on September 8, 2023 and the joint press release issued by the Company and Kroger on September 8, 2023.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 9, 2023, the Company operated 2,272 retail food and drug stores with 1,726 pharmacies, 401 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia with 24 banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2022, along with the Albertsons Companies Foundation, the Company contributed more than $200 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Forward-Looking Statements and Factors That Impact Our Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, estimates and projections about our business, our industry and the outcome of the Merger. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include:
•    changes in macroeconomic conditions and uncertainty regarding the geopolitical environment;
•    rates of food price inflation or deflation, as well as fuel and commodity prices;
•    changes in market interest rates and wage rates;
•    changes in consumer behavior and spending due to the impact of macroeconomic factors and discontinuation of government relief related to COVID-19, including the expiration of student loan payment deferments;
•    ability to attract and retain qualified associates and negotiate acceptable contracts with labor unions;
•    failure to achieve productivity initiatives, unexpected changes in our objectives and plans, inability to implement our strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to us, or at all;
•uncertainties related to the Merger, including our ability to close the transactions contemplated by the Merger Agreement, and the impact of the costs related to the Merger;

•erosion of consumer confidence as a result of the Merger Agreement and the transactions contemplated by the Merger Agreement;
•litigation related to the transactions contemplated by the Merger Agreement;
•restrictions on our ability to operate as a result of the Merger Agreement;
•challenges in attracting, retaining and motivating our employees until the closing of the Merger;
•    availability and cost of goods used in our food products;
•    challenges with our supply chain;
•    operational and financial effects resulting from cyber incidents, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and
•    continued reduction in revenue from administering vaccines and a reduction in current levels of revenue from providing test kits.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in our reports filed with the Securities and Exchange Commission ("SEC") including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive information statement on Schedule 14C with respect to the approval of the Merger and has mailed the definitive information statement to the Company's stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC's website, www.sec.gov or from the Company's website at https://www.albertsonscompanies.com/investors/overview/.

Non-GAAP Measures and Identical Sales

Non-GAAP Measures. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per Class A common share and Net debt ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing core operating performance, and thereby provide useful measures to analysts and investors of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net debt ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Identical Sales. As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Net sales and other revenue	$18,290.7	$17,919.4	$42,340.9	$41,229.7
Cost of sales	13,249.2	12,914.8	30,636.7	29,680.1
Gross margin	5,041.5	5,004.6	11,704.2	11,549.6

Selling and administrative expenses	4,595.5	4,487.6	10,608.4	10,351.9
(Gain) loss on property dispositions and impairment losses, net	(8.4)	(14.0)	19.2	(93.4)
Operating income	454.4	531.0	1,076.6	1,291.1

Interest expense, net	111.9	89.8	266.8	228.7
Other expense (income), net	8.1	(18.9)	(7.9)	(25.2)
Income before income taxes	334.4	460.1	817.7	1,087.6

Income tax expense	67.5	117.4	133.6	260.7
Net income	$266.9	$342.7	$684.1	$826.9

Net income per Class A common share
Basic net income per Class A common share	$0.46	$0.61	$1.19	$1.44
Diluted net income per Class A common share	0.46	0.59	1.18	1.43

Weighted average Class A common shares outstanding (in millions)
Basic	576.0	531.9	574.7	521.3
Diluted	581.9	576.3	580.3	525.9

% of net sales and other revenue
Gross margin	27.6%	27.9%	27.6%	28.0%
Selling and administrative expenses	25.1%	25.0%	25.1%	25.1%

Store data
Number of stores at end of quarter	2,272	2,272

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 9, 2023	February 25, 2023
ASSETS
Current assets
Cash and cash equivalents	$266.1	$455.8
Receivables, net	710.1	687.6
Inventories, net	5,048.3	4,782.0
Other current assets	397.1	345.0
Total current assets	6,421.6	6,270.4

Property and equipment, net	9,431.1	9,358.7
Operating lease right-of-use assets	5,955.9	5,879.1
Intangible assets, net	2,460.7	2,465.4
Goodwill	1,201.0	1,201.0
Other assets	852.2	993.6
TOTAL ASSETS	$26,322.5	$26,168.2

LIABILITIES
Current liabilities
Accounts payable	$4,149.7	$4,173.1
Accrued salaries and wages	1,293.7	1,317.4
Current maturities of long-term debt and finance lease obligations	638.8	1,075.7
Current maturities of operating lease obligations	668.8	664.8
Other current liabilities	1,172.5	1,197.8
Total current liabilities	7,923.5	8,428.8

Long-term debt and finance lease obligations	7,810.8	7,834.4
Long-term operating lease obligations	5,543.0	5,386.2
Deferred income taxes	831.6	854.0
Other long-term liabilities	1,997.0	2,008.4

Commitments and contingencies
Series A convertible preferred stock	—	45.7

STOCKHOLDERS' EQUITY
Class A common stock	5.9	5.9
Additional paid-in capital	2,089.6	2,072.7
Treasury stock, at cost	(304.2)	(352.2)
Accumulated other comprehensive income	68.9	69.3
Retained earnings (accumulated deficit)	356.4	(185.0)
Total stockholders' equity	2,216.6	1,610.7
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,322.5	$26,168.2

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	28 weeks ended
	September 9, 2023	September 10, 2022
Cash flows from operating activities:
Net income	$684.1	$826.9
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on property dispositions and impairment losses, net	19.2	(93.4)
Depreciation and amortization	945.2	959.8
Operating lease right-of-use assets amortization	357.0	349.4
LIFO expense	60.2	116.9
Deferred income tax	(85.8)	58.3
Contributions to pension and post-retirement benefit plans, net of (income) expense	(12.1)	(16.1)
Gain on interest rate swaps and energy hedges, net	(5.4)	(14.9)
Deferred financing costs	8.4	9.1
Equity-based compensation expense	57.2	63.2
Other operating activities	(6.9)	(10.8)
Changes in operating assets and liabilities:
Receivables, net	(21.3)	(92.5)
Inventories, net	(326.6)	(362.5)
Accounts payable, accrued salaries and wages and other accrued liabilities	35.1	43.5
Operating lease liabilities	(274.7)	(265.4)
Self-insurance assets and liabilities	40.3	35.1
Other operating assets and liabilities	(126.0)	45.5
Net cash provided by operating activities	1,347.9	1,652.1

Cash flows from investing activities:
Payments for property, equipment and intangibles, including lease buyouts	(1,084.3)	(1,060.7)
Proceeds from sale of assets	195.1	94.2
Other investing activities	(0.9)	(11.2)
Net cash used in investing activities	(890.1)	(977.7)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, including ABL facility	50.0	—
Payments on long-term borrowings, including ABL facility	(500.5)	(0.2)
Payments of obligations under finance leases	(29.1)	(29.9)
Dividends paid on common stock	(138.0)	(126.7)
Dividends paid on convertible preferred stock	(0.8)	(34.5)
Employee tax withholding on vesting of restricted stock units	(35.1)	(40.3)
Other financing activities	2.4	5.0
Net cash used in financing activities	(651.1)	(226.6)

Net (decrease) increase in cash and cash equivalents and restricted cash	(193.3)	447.8
Cash and cash equivalents and restricted cash at beginning of period	463.8	2,952.6
Cash and cash equivalents and restricted cash at end of period	$270.5	$3,400.4

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share:

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Numerator:

Net income	$266.9	$342.7	$684.1	$826.9
Adjustments:
(Gain) loss on interest rate swaps and energy hedges, net (d)	(4.8)	3.6	(5.4)	(14.9)
Business transformation (1)(b)	13.5	13.5	25.6	47.3
Equity-based compensation expense (b)	25.3	27.9	57.2	63.2
(Gain) loss on property dispositions and impairment losses, net	(8.4)	(14.0)	19.2	(93.4)
LIFO expense (a)	26.2	54.8	60.2	116.9
Government-mandated incremental COVID-19 pandemic related pay (2)(b)	—	3.9	—	9.8
Merger-related costs (3)(b)	41.2	3.3	88.3	9.4
Certain legal and regulatory accruals and settlements, net (b)	—	10.9	—	43.7
Amortization of debt discount and deferred financing costs (c)	3.6	3.9	8.3	9.0
Amortization of intangible assets resulting from acquisitions (b)	11.1	12.0	26.5	27.4
Combined Plan (4)(b)	—	(19.0)	—	(19.0)
Miscellaneous adjustments (5)(f)	23.0	1.6	20.6	29.7
Tax impact of adjustments to Adjusted net income	(29.9)	(26.8)	(71.2)	(55.7)
Adjusted net income	$367.7	$418.3	$913.4	$1,000.3

Denominator:

Weighted average Class A common shares outstanding - diluted	581.9	576.3	580.3	525.9
Adjustments:
Convertible preferred stock (6)	—	—	0.6	49.1
Restricted stock units and awards (7)	5.1	6.5	5.4	6.3
Adjusted weighted average Class A common shares outstanding - diluted	587.0	582.8	586.3	581.3

Adjusted net income per Class A common share - diluted	$0.63	$0.72	$1.56	$1.72

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Net income per Class A common share - diluted	$0.46	$0.59	$1.18	$1.43
Convertible preferred stock (6)	—	—	—	0.01
Non-GAAP adjustments (8)	0.17	0.14	0.39	0.30
Restricted stock units and awards (7)	—	(0.01)	(0.01)	(0.02)
Adjusted net income per Class A common share - diluted	$0.63	$0.72	$1.56	$1.72
The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Adjusted net income (9)	$367.7	$418.3	$913.4	$1,000.3
Tax impact of adjustments to Adjusted net income	29.9	26.8	71.2	55.7
Income tax expense	67.5	117.4	133.6	260.7
Amortization of debt discount and deferred financing costs (c)	(3.6)	(3.9)	(8.3)	(9.0)
Interest expense, net	111.9	89.8	266.8	228.7
Amortization of intangible assets resulting from acquisitions (b)	(11.1)	(12.0)	(26.5)	(27.4)
Depreciation and amortization (e)	414.6	412.1	945.2	959.8
Adjusted EBITDA	$976.9	$1,048.5	$2,295.4	$2,468.8
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Represents incremental COVID-19 related pay legislatively required in certain municipalities in which we operate.
(3) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger with Kroger and costs in connection with our previously-announced Board-led review of potential strategic alternatives.
(4) Includes the $19.0 million gain during the second quarter of fiscal 2022 related to the withdrawal in fiscal 2020 from the Food Employers Labor Relations Association and United Food and Commercial Workers Pension Fund ("FELRA") and the Mid-Atlantic UFCW and Participating Pension Fund ("MAP" and together with "FELRA", the "Combined Plan").
(5) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, adjustments for unconsolidated equity investments and other costs not considered in our core performance.
(6) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(7) Represents incremental unvested restricted stock units ("RSUs") and unvested restricted stock awards ("RSAs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(8) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.
(9) See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Condensed Consolidated Statements of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(d) (Gain) loss on interest rate swaps and energy hedges, net:

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Cost of sales	$(5.1)	$3.4	$(3.8)	$(5.5)
Selling and administrative expenses	0.3	0.8	(1.6)	(2.1)
Other expense (income), net	—	(0.6)	—	(7.3)
Total (Gain) loss on interest rate swaps and energy hedges, net	$(4.8)	$3.6	$(5.4)	$(14.9)

(e) Depreciation and amortization:

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Cost of sales	$38.3	$38.2	$85.0	$89.7
Selling and administrative expenses	376.3	373.9	860.2	870.1
Total Depreciation and amortization	$414.6	$412.1	$945.2	$959.8

(f) Miscellaneous adjustments:

	12 weeks ended		28 weeks ended
	September 9, 2023	September 10, 2022	September 9, 2023	September 10, 2022
Selling and administrative expenses	$11.9	$5.5	$21.9	$14.4
Other expense (income), net	11.1	(3.9)	(1.3)	15.3
Total Miscellaneous adjustments	$23.0	$1.6	$20.6	$29.7

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net Debt Ratio on a rolling four quarter basis:

	September 9, 2023	September 10, 2022
Total debt (including finance leases)	$8,449.6	$7,932.8
Cash and cash equivalents	266.1	3,392.4
Total debt net of cash and cash equivalents	8,183.5	4,540.4

Rolling four quarters Adjusted EBITDA	$4,503.6	$4,593.7

Total Net Debt Ratio	1.82	0.99

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	September 9, 2023	September 10, 2022
Net income	$1,370.7	$1,706.5
Depreciation and amortization	1,792.5	1,757.9
Interest expense, net	442.7	448.0
Income tax expense	294.9	507.8
EBITDA	3,900.8	4,420.2

Loss (gain) on interest rate swaps and energy hedges, net	1.1	(30.2)
Business transformation (1)	56.6	68.3
Equity-based compensation expense	132.3	115.4
Gain on property dispositions and impairment losses, net	(34.9)	(108.5)
LIFO expense	211.3	203.0
Government-mandated incremental COVID-19 pandemic related pay (2)	1.0	20.3
Merger-related costs (3)	135.4	9.4
Certain legal and regulatory accruals and settlements, net	57.0	16.8
Loss on debt extinguishment	—	3.7
Combined Plan (4)	—	(125.3)
Miscellaneous adjustments (5)	43.0	0.6
Adjusted EBITDA	$4,503.6	$4,593.7
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Represents incremental COVID-19 related pay legislatively required in certain municipalities in which we operate.
(3) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger with Kroger and costs in connection with our previously-announced Board-led review of potential strategic alternatives.
(4) Includes gains related to the withdrawal from the Combined Plan.
(5) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, pension settlement gain, adjustments for unconsolidated equity investments, certain contract terminations and other costs not considered in our core performance.